EX-99.B(d)imaassign

Assignment

Waddell & Reed Investment Management Company ("WRIMCO") does hereby assign, transfer and convey, and W&R Funds, Inc. ("Fund") does hereby consent to the assignment, transfer and conveyance of, effective June 30, 2003, the Investment Management Agreement between WRIMCO and the Fund, dated August 31, 1992, to Waddell & Reed Ivy Investment Company ("WRIICO"), an indirectly owned subsidiary of Waddell & Reed Financial, Inc., the parent company of WRIMCO. WRIMCO has provided certain undertakings, agreements and guarantees in connection with this assignment as provided in the Guarantee of Performance attached hereto as Exhibit A.

             Executed this 21st day of May, 2003.

Waddell & Reed Investment Management Company

By:	/s/Henry J. Herrmann
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Henry J. Herrmann, President

W&R Funds, Inc.

By:	/s/Henry J. Herrmann
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Henry J. Herrmann, President

Accepted:

Waddell & Reed Ivy Investment Company

By:             /s/Henry J. Herrmann
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             Henry J. Herrmann, President

Exhibit A

Guarantee of Performance

Each of the Funds in the W&R Funds, Inc. consent to the assignment by Waddell & Reed Investment Management Company, of the Investment Management Agreement between Waddell & Reed Investment Management Company and W&R Funds, Inc., to Waddell & Reed Ivy Investment Company ("WRIICO"), an indirectly owned subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed Investment Management Company hereby undertakes and agrees that at all times WRIICO shall be staffed and adequately supported to assure that WRIICO is fully capable of carrying out any and all of its obligations, duties and responsibilities under the Investment Management Agreement assigned to it and hereby further guarantees that WRIICO shall perform its obligations, duties and responsibilities in accordance with the terms of the Investment Management Agreement and in accordance with all applicable Federal laws and regulations.

Dated this 21st day of May, 2003.

Waddell & Reed Investment Management Company

By:/s/Henry J. Herrmann
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Henry J. Herrmann, President